Exhibit 31.2
CERTIFICATION BY CHIEF FINANCIAL OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, David S. Schorlemer, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Basic Energy Services, Inc. for the period ended March 31, 2020; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 8, 2020

/s/ David S. Schorlemer
David S. Schorlemer
Chief Financial Officer